UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On April 1, 2016, the employment of Dr. Sehat Sutardja as Chief Executive Officer of Marvell Technology Group Ltd. (“Marvell”) and of Weili Dai as President of Marvell was terminated by Marvell’s Board of Directors. Dr. Sutardja and Ms. Dai will remain on the Board of Directors, with Dr. Sutardja remaining as Chairman.

(c) On April 2, 2016, the Board formed an Interim Office of the Chief Executive (the “IOCE”) to oversee the day-to-day running of Marvell’s operations. The members of the IOCE are Ms. Maya Strelar-Migotti, Executive Vice President, Smart Networked Devices and Solutions (SNDS) Business Group and Dr. Pantelis Alexopoulos, Executive Vice President of the Storage Business Group, Dr. Zining Wu, Chief Technology Officer, Mr. David Eichler, Interim Chief Financial Officer, Mr. Tom Savage, Senior Vice President and General Counsel and Mr. William Valle, Vice President, Global Human Resources. In their capacities as members of the IOCE, Ms. Strelar-Migotti and Dr. Alexopoulos each have the authority to exercise all powers of the Chief Executive Officer. The Board, in conjunction with a leading executive search firm, will lead the search for a CEO and President.

The executive officers in the Interim Office of the Chief Executive are as follows:

Maya Strelar Migotti – 59 – Executive Vice President, Smart Networked Devices and Solutions (SNDS) Business Group

Ms. Strelar-Migotti has served as Senior Vice President, SNDS Business Group since August 2015. For 15 years prior to joining Marvell, Ms. Strelar-Migotti held a number of senior executive roles within Ericsson and has managed organizations and customer programs in North America, Europe, China and India. From June 2009 until August 2015, Ms. Strelar-Migotti was Head of the Ericsson Silicon Valley Site, and Vice President of the IP and Broadband Development Organization in Ericsson. Ms. Strelar-Migotti holds a Bachelor of Science degree and Master of Science degree in Telecommunications from University of Zagreb Croatia and has completed executive training at New York’s Columbia University.

Dr. Pantelis Alexopoulos – 67 Executive Vice President of the Storage Business Group

Dr. Alexopoulos has served as Senior Vice President of the Storage Business Group at Marvell since August 2015. Dr. Alexopoulos joined Marvell from the Agency for Science, Technology and Research (A*STAR), located in Singapore, where he served as Executive Director of the Data Storage Institute from February 2010 to July 2015. Prior to his tenure at A*STAR, Dr. Alexopoulos held senior executive management roles at major storage companies TDK Fujitsu Philippines Corporation, Seagate and Maxtor. Dr. Alexopoulos holds a Ph.D. in Materials Science and Engineering from Cornell University, a Master of Science degree in Materials Science and Engineering from the University of Utah, and a Bachelor of Science degree in Physics from Aristotle University of Thessaloniki.

Dr. Zining Wu – 44 -Chief Technology Officer

Dr. Wu serves as Chief Technology Officer of Marvell Technology Group Ltd., a position he has held since January 2014. Prior to his current position, Dr. Wu was Vice President, Data Storage Technology at Marvell from August 2008 to March 2014 and Vice President for wireless communication SoCs from 2013 to 2014. Previous to this role, Dr. Wu held various engineering and managerial roles within Marvell, including Senior Director of Engineering for wireless communication SoCs. He joined Marvell in July 1999. Dr. Wu holds a Bachelor of Science degree in Electronic Engineering from Tsinghua University in Beijing, China, and a Master of Science degree and Ph.D. in Electrical Engineering from Stanford University.

Dave Eichler -67 - Interim Chief Financial Officer

Dave Eichler has been Interim Chief Financial Officer since October 16, 2015. Mr. Eichler has over 30 years of financial experience. Mr. Eichler was an independent CFO consultant from 2011 to 2013 and has been partner at Randstad Professionals US, LP, d/b/a Tatum since 2014.Mr. Eichler has served as CFO for a variety of semiconductor, software and electronics companies during his career including Catalyst Semiconductor, Phoenix Technologies, Intellisync, Inc., Alliance Semiconductor, and Hyundai Electronics. He holds a Bachelor of Science degree in Business from Northeastern University and a Master’s degree in Business Administration from the University of California, Los Angeles.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 5, 2016, Marvell issued a press release concerning the senior leadership transition described in this report. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No	Description

99.1	Press Release dated April 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ David Eichler
David Eichler
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated April 5, 2016